Exhibit 10.38

CONFIDENTIAL TREATMENT REQUESTED.

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED IS OMITTED AND MARKED WITH “[*******]” OR OTHERWISE

CLEARLY INDICATED. AN UNREDACTED VERSION OF THIS DOCUMENT HAS

ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 2 TO LICENSE AGREEMENT

THIS AMENDMENT NO. 2 TO LICENSE AGREEMENT (this “Amendment”), effective as of May 16, 2012 (the “Amendment Effective Date”), is entered into by and between Coronado Biosciences, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 15 New England Executive Park, Burlington, MA 01803 (“Coronado”), and UCL Business PLC, whose registered office is The Network Building, 97 Tottenham Court Road, London W1T 4TP United Kingdom (“UCLB”). Coronado and UCLB are each sometimes referred to herein as a “Party” and collectively referred to herein as the “Parties”.

W I T N E S S E TH:

WHEREAS, the Parties entered into (i) that certain Licence Agreement dated as of November 5, 2007, and (ii) Amendment No. 1 to the License Agreement effective as of September 30, 2009 (the Licence Agreement as amended and in effect immediately prior to the Amendment Effective Date, the “Agreement”);

WHEREAS, Dr. Mark Lowdell (the “Principal Investigator”) has developed certain improvements and inventions relating to the Technology (the “Additional Inventions”), certain of which are disclosed or covered in patent application numbers 61/224771, 61/607,818, 61/232684, and 61/232676 and certain of which are included in Know-how;

WHEREAS, by virtue of University College London (“UCL”) being the employer of the Principal Investigator and by virtue of a confirmatory assignment by the Principal Investigator to UCL, all rights to the Additional Inventions and to Patents and Know-how embodying or claiming the Additional Inventions vest in UCL;

WHEREAS, UCL has assigned to UCLB all of its right, title and interest in and to such Additional Inventions and Patents and Know-how;

WHEREAS, Coronado, on behalf of UCL and UCLB, has filed patent applications to protect certain Additional Inventions, of which patent application numbers 61/232684 and 61/232676 have been allowed to lapse;

WHEREAS, the Parties desire to provide for a grant by UCLB to Coronado of an Option with respect to New IP (as each such term is defined in this Amendment); and

WHEREAS, the Parties mutually desire to further amend the Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing statements and the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions and References. Except as set forth herein, capitalized terms not otherwise defined or amended in this Amendment shall have the meaning ascribed to them in the Agreement, as amended by this Amendment. References to Articles, Sections or Schedules are to the same with all their subparts as they appear in the Agreement. References to Paragraphs are to the numbered paragraphs with all their subparts as they appear in this Amendment.

2. Amendments to the Agreement. Effective as of the Amendment Effective Date, the Agreement shall be amended as set forth in this Paragraph 2:

(a)	The definition of Know-how in Section 1 is hereby amended and restated in its entirety to read as follows:

“Know-how	Technical information in the Field developed in the Laboratory by or under the supervision of the Principal Investigator, including all inventions and know-how, patentable or otherwise, within the definition of Technology and made, created, or developed, (i) on or prior to the Amendment Effective Date (as defined in Amendment No. 2 to this Agreement), (ii) that are necessary in developing, utilizing or commercializing the Technology described in the Patents, or (iii) that are included in New IP.”

(b)	A new definition shall be added to Section 1 as follows:

“New IP	Improvements or inventions created by the Principal Investigator (or person directly supervised by the Principal Investigator), where employed by UCL, and as to which UCLB has or acquires the right to license, related to the Technology, that require access to the Patents in order to be developed, utilised or commercialized, and that are not disclosed or covered in the Patents (as such term is defined as of the Amendment Effective Date, as defined in Amendment No 2 to this Agreement), but including patent rights and know-how corresponding to such improvements or inventions and including the invention listed on Schedule 3 to the Agreement.”

(c)	A new Section 6.4 is hereby added to the Agreement immediately following Section 6.3 to read in its entirety as follows:

“6.4 Publications

Each Party acknowledges the other Party’s interest in publishing results related to Licensed Products to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Accordingly, UCLB shall use its best efforts to ensure that no employee of UCLB or the Principal Investigator (or person directly supervised by the Principal Investigator) shall submit for written or oral publication any manuscript, abstract or the like containing any claim of any unpublished Patent or any New IP without the prior approval of Coronado. If UCLB or the Principal Investigator (or person directly supervised by the Principal Investigator) (the “Proposing Party”) proposes to submit any such publication, UCLB shall deliver to Coronado the proposed publication or an outline of the oral disclosure at least thirty (30) Business Days prior to planned submission or presentation (five (5) Business Days review in the case of meeting abstracts). At Coronado’s request, the submission of such publication may be delayed by up to three (3) months, such that any issues of patent protection may be addressed. In the absence of any such request, upon expiration of the applicable period referred to in this Section 6.4, the Proposing Party shall be free to proceed with the publication or presentation, provided, however, the Proposing Party shall edit such publication to prevent disclosure of any claim of any unpublished Patent or New IP prior to submission of the publication or presentation, where requested by Coronado. For the avoidance of doubt, the Proposing Party shall not be under obligation to edit any publication or presentation in order to remove proprietary information of the Principal Investigator or anyone under the supervision of the Principal Investigator unless such information is contained in a claim of any unpublished Patent or is included in New IP. Subject to Section 3.4, the Proposing Party will not publish any Licensee Confidential Information. The contribution of each Party, if any, shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.”

(d)	A new Section 6.5 is hereby added to the Agreement immediately following Section 6.4 to read in its entirety as follows:

“6.5 Option

(a)	Grant

(i)	UCLB hereby grants to Coronado an exclusive option (the “Option”), during the term of the Licence and subject to the provisions of this Agreement, to negotiate and obtain in accordance with this Section 6.5 an exclusive, worldwide licence (with the right to sub-license) to and under any New IP (a “New IP License”); provided, however, that to the extent UCLB is unable to grant the Option with respect to any New IP as of the Amendment Effective Date, the Option shall be automatically granted upon the effectiveness of UCLB’s obtaining an assignment of (or obtaining the right to license) UCL’s rights, title and interest to any such New IP. UCLB shall use commercially reasonable efforts to obtain such assignment or right, as applicable and, except under the conditions set forth in Section 6.5(a)(iv), will not grant to any third party any right, license or interest in and to the New IP.

(ii)	UCLB shall notify Coronado of any New IP, and the Parties shall reasonably discuss appropriate routes of development. Such routes may include preparation and prosecution of patent applications, which UCLB shall have the right to manage, subject to the provisions of Section 6.5(b).

(iii)	Coronado shall have the right to exercise the Option with respect to any New IP for a period expiring [*******************************************************************************************
********************************************************************************************
****] (the “Option Period”). If Coronado exercises the Option with respect to any New IP during the Option Period, Coronado and UCLB shall promptly commence good faith negotiations to reach mutual agreement regarding the commercial terms of a licence under which Coronado will be granted the New IP License, which may include (where reasonable) amendment of Schedule 1 herein.

(iv)	If Coronado and UCLB are engaged in good faith negotiations to enter into a New IP License as of the expiration of the Option Period, the expiration date of the Option Period shall be extended by [*******] ([*******]) days at the request of either Party. If the Parties are unable to agree to the terms of a New IP License within during the Option Period (including any extension thereof), despite negotiating in good faith, the Option will lapse at expiry of the Option Period, and thereafter UCLB shall be free to negotiate with third parties to exploit the New IP.

(b)	Patent Rights relating to New IP

(i)	During the Option Period, UCLB shall consult with Coronado in relation to the filing and prosecution of any patent application relating to the New IP and in relation to the drafting and filing of any additional patent applications based on or deriving priority therefrom.

(ii)	In connection with the foregoing, the provisions of Section 6.1 shall be applicable to any such patent applications.

(iii)	If at any time during the Option Period, Coronado notifies UCLB that it does not wish to continue reimbursing UCLB’s patent costs in relation to the filing and prosecution of any patent application relating to the New IP and incurred in accordance with Section 6.1, the Option shall terminate on the date of UCLB’s receipt of such notification, and Coronado shall have no further responsibility for any such patent costs arising after such date.”

(e)	Schedule 1 is hereby amended, restated and replaced in its entirety with Schedule 1 as attached to this Amendment.

(f)	A new Schedule 3 is hereby added to the Agreement, consisting of Schedule 3 as attached to this Amendment.

3. Warranties

(a)	Each Party hereby warrants to the other Party as follows:

(i)	it has the full corporate power and authority to enter into and deliver this Amendment and to perform and consummate the transactions contemplated hereby;

(ii)	all corporate acts and other proceedings required to be taken to authorize such execution, delivery, and consummation have been duly and properly taken and obtained;

(iii)	this Amendment has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other laws affecting creditors’ rights generally or by the availability of equitable remedies; and

(iv)	except as expressly amended by this Amendment the Agreement is in full force and effect in accordance with its terms and, to each Party’s knowledge, there exist no breaches, defaults or events which would (with the giving of notice, the passage of time or both) give rise to a breach, default or other right to terminate or modify the Agreement.

(b)	UCLB hereby warrants to Coronado as follows:

(i)	UCLB is the sole owner of the Patents and the Additional Inventions and no other person, corporate or other private entity, or governmental or university entity or subdivision thereof, including the Principal Investigator, has any claim of ownership with respect to the Patents or the Additional Inventions; and

(ii)	UCLB has the sole and exclusive authority to grant the rights and licenses hereunder and under the Agreement.

However, UCLB shall not be liable for any breach of the above warranties to the extent that any such breach was caused by the acts or omissions of Coronado.

(c)	Coronado hereby warrants to UCLB that it filed and has prosecuted patent applications 61/224,771 and 61/607,818 on behalf of and in the name of UCLB diligently and in good faith and that all application and renewal fees and other steps required for the maintenance or prosecution of such patent applications have been paid on time or taken, and that Coronado has not taken any action without the knowledge of UCLB that will cause any loss of rights under said patent applications. However, Coronado shall not be liable for any breach of these warranties to the extent that any such breach was caused by the acts or omissions of UCLB.

4. Other.

(a)	Effect of Amendment. From and after the Amendment Effective Date, all references to the Agreement shall mean the Agreement as amended by this Amendment.

(b)	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures to this Amendment transmitted by fax, by email in “portable document format” (“.pdf”) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Amendment shall have the same effect as physical delivery of the paper document bearing original signature.

(c)	Entire Amendment. This Amendment contains the entire understanding of the Parties with respect to the subject matter of this Amendment. All express or implied agreements and understandings, either oral or written, made on or before the Amendment Effective Date, with respect to the subject matter of this Amendment are expressly superseded by this Amendment. This Amendment may be amended, or any term hereof modified, only by a written instrument executed by all Parties.

(d)	Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by fax transmission (and promptly confirmed by personal delivery, registered or certified mail or overnight courier) or by registered or certified mail, return receipt requested, postage prepaid, or sent by internationally-recognized overnight courier, in each case to the respective address specified below, or such other address as may be specified in writing to the other party hereto:

if to Coronado to:

Coronado Biosciences, Inc.

15 New England Executive Park

Burlington, MA 01803, USA

Attention: Chief Executive Officer

Fax No.: [*******]

if to UCLB to:

UCL Business PLC

The Network Building

97 Tottenham Court Road

London W1T 4TP United Kingdom

Fax No.: [*******]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

Coronado Biosciences, Inc.

By:	/s/ Bobby W. Sandage, Jr.
Name: Bobby W. Sandage, Jr., Ph.D.
Title: President and Chief Executive Officer

UCL Business PLC

By:	/s/ Anne Lane
Name: Dr. Anne Lane
Title: Executive Director

SCHEDULE 1

Patents

Patent Application UK 0514288.0 filing date 17/3/05 and the refiled patent application UK 0505508.2 filing date 12/7/05 both entitled “Ex Vivo Generation of Tumour Restricted Natural Killer (NK) Cells for Therapeutic Use” and any derivatives thereof. Said patent applications were converted into International Application No. PCT/GB2006/000960 and entered the national phase in at least the following regions: Europe, United States of America, Canada, Australia, Japan and India.

U.S. Provisional Application No. 61/224,771 filed on July 10, 2009 and U.S. Provisional Application No. 61/301,529 filed on February 4, 2010 both entitled “Preserved Compositions of Activated NK Cells and Methods of Using the Same” and any derivatives thereof. Said patent applications were converted into U.S. Patent Application Serial No. 12/833,694 filed July 10, 2010 and International Application No. PCT/GB2010/051135. The latter international PCT application entered the national phase in at least the following regions: Europe, Brazil, China, Israel, Singapore and South Africa.

U.S. Provisional Application No. 61/304,935 filed [*******], U.S. Provisional Application No. 61/311,220 filed [*******], refiled U.S. Provisional Application No. 61/450,046 filed [*******] and refiled U.S. Provisional Application No. 61/607,818 filed [*******], each entitled [*******] and any derivatives thereof.

U.S. Provisional Application No. 61/232,684 filed [*******] entitled [*******] and any derivatives thereof.

U.S. Provisional Application No. 61/232,676 filed August 10, 2009 entitled “Clonal Cells and Cell Lines Derived from CTV-1 Cells and Methods of Making and Using Same” and any derivatives thereof. Said patent application was converted into International Patent Application PCT/GB2010/051326.

Schedule 3

New IP Invention

[*******]